UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2024

JOHNSON CONTROLS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Albert Quay, Cork, Ireland T12 X8N6

(Address of principal executive offices and postal code)

Registrant’s telephone number, including area code: (353) 21-423-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, Par Value $0.01	JCI	New York Stock Exchange
1.375% Notes due 2025	JCI25A	New York Stock Exchange
3.900% Notes due 2026	JCI26A	New York Stock Exchange
0.375% Senior Notes due 2027	JCI27	New York Stock Exchange
3.000% Senior Notes due 2028	JCI28	New York Stock Exchange
5.500% Senior Notes due 2029	JCI29	New York Stock Exchange
1.750% Senior Notes due 2030	JCI30	New York Stock Exchange
2.000% Sustainability-Linked Senior Notes due 2031	JCI31	New York Stock Exchange
1.000% Senior Notes due 2032	JCI32	New York Stock Exchange
4.900% Senior Notes due 2032	JCI32A	New York Stock Exchange
4.250% Senior Notes 2035	JCI35	New York Stock Exchange
6.000% Notes due 2036	JCI36A	New York Stock Exchange
5.70% Senior Notes due 2041	JCI41B	New York Stock Exchange
5.250% Senior Notes due 2041	JCI41C	New York Stock Exchange
4.625% Senior Notes due 2044	JCI44A	New York Stock Exchange
5.125% Notes due 2045	JCI45B	New York Stock Exchange
6.950% Debentures due December 1, 2045	JCI45A	New York Stock Exchange
4.500% Senior Notes due 2047	JCI47	New York Stock Exchange
4.950% Senior Notes due 2064	JCI64A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Offering of the Notes

Pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated December 5, 2024, among Johnson Controls International plc (the “Company”) and its wholly owned subsidiary, Tyco Fire & Security Finance S.C.A. (“TFSCA” and, together with the Company, the “Issuers”), BofA Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several other underwriters named therein (the “Underwriters”), the Issuers agreed to sell to the Underwriters $250 million aggregate principal amount of their 4.900% Senior Notes due 2032 (the “Additional 2032 Notes”) in an offering registered under the Securities Act of 1933, as amended (the “Additional Notes Offering”). The Additional 2032 Notes are a further issuance of the 4.900% Senior Notes due 2032 issued by the Issuers on September 14, 2022 in $400 million aggregate principal amount (the “Existing 2032 Notes” and, together with the Additional 2032 Notes, the “Notes”). The Additional 2032 Notes have the same terms (other than the issue price, issue date and initial interest payment date) and have the same CUSIP/ISIN numbers as the Existing 2032 Notes, and are fungible for U.S. federal income tax purposes with the Existing 2032 Notes.

The Additional 2032 Notes were issued pursuant to the Prospectus Supplement, dated December 5, 2024 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 9, 2024, and the Prospectus, dated February 2, 2023, that forms a part of the Issuers’ registration statement on Form S-3, filed with the SEC on February 2, 2023 (File Nos. 333-269534 and 333-269534-01) (the “Registration Statement”).

The Issuers intend to use the net proceeds from the sale of the Additional 2032 Notes for general corporate purposes, including the repayment, redemption or refinancing of outstanding commercial paper and other near-term indebtedness. Pending such use, the net proceeds may be invested in short-term, investment-grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States.

Indenture

On December 10, 2024, the Issuers completed the Additional Notes Offering. Following the issuance of the Additional 2032 Notes, the aggregate principal amount of Notes outstanding is $650 million. The Additional 2032 Notes were issued under that certain Indenture (the “Base Indenture”), dated as of December 28, 2016, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the ninth supplemental indenture among the Issuers and the Trustee, dated as of September 14, 2022 (the “Ninth Supplemental Indenture”), and as further supplemented by the Twelfth Supplemental Indenture, dated as of December 10, 2024, among the Issuers and the Trustee (the “Twelfth Supplemental Indenture” and, together with the Base Indenture and the Ninth Supplemental Indenture, as so supplemented, the “Indenture”).

Terms of the Notes

Ranking: The Notes are the Issuers’ unsecured, unsubordinated obligations and rank senior in right of payment to the Issuers’ existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; equal in right of payment to the Issuers’ existing and future indebtedness and other obligations that are not so subordinated; effectively junior to any of the Issuers’ secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness or other obligations; and structurally junior to all existing and future indebtedness and other obligations incurred by the Issuers’ subsidiaries.

Interest and Maturity: The Notes bear interest at a rate of 4.900% per annum, which is payable semi-annually in arrears on June 1 and December 1 of each year. The first interest payment for the Additional 2032 Notes will be June 1, 2025 and interest on the Additional 2032 Notes will accrue from December 1, 2024. The Notes will mature on December 1, 2032.

Redemption: At any time prior to September 1, 2032, the Issuers may redeem some or all of the Notes at a price equal to the greater of 100% of the principal amount of the Notes to be redeemed and a “make-whole” amount, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date. On or after

September 1, 2032, the Issuers may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date. In addition, the Issuers may redeem all, but not less than all, of the Notes upon the occurrence of specified tax events.

Change of Control: Upon the occurrence of a Change of Control Triggering Event (as such term is defined in the Indenture), unless the Issuers have exercised their right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture (or have defeased the Notes as described therein), each holder of Notes will have the right to require the Issuers to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase.

Covenants: The Indenture does not limit the ability of the Company or its subsidiaries to issue or incur other debt or issue preferred stock. Subject to certain exceptions, the Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of the Company’s subsidiaries to incur certain liens and enter into certain sale and leaseback transactions and enter into mergers or consolidations or transfer all or substantially all of their assets.

The descriptions of the Indenture and the Notes herein are summaries and are qualified in their entirety by the terms of the Indenture and the Notes. All capitalized terms used above and not otherwise defined have the meaning given to such terms in the Indenture.

The following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein and into the Registration Statement: (i) the Underwriting Agreement, (ii) the Base Indenture, (iii) the Ninth Supplemental Indenture, (iv) the Twelfth Supplemental Indenture, (v) the legal opinion of Simpson Thacher & Bartlett LLP, (vi) the legal opinion of Arthur Cox LLP and (vii) the legal opinion of Allen Overy Shearman Sterling SCS, Société en Commandite Simple.

The representations, warranties and covenants of each party set forth in the agreements described in this Current Report on Form 8-K have been made only for purposes of, and were and are solely for the benefit of the parties to, the applicable agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of the applicable agreement or such other date as is specified in the agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the applicable agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, such agreements are included with this filing only to provide investors with information regarding the terms of those agreements, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses. These agreements should not be read alone, but should instead be read in conjunction with the periodic and current reports and statements that the Company and/or its subsidiaries file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated December 5, 2024, among Johnson Controls International plc, Tyco Fire & Security Finance S.C.A. and BofA Securities Inc. and U.S. Bancorp Investments, Inc., as representatives of the several other underwriters named therein.

4.1	Indenture, dated as of December 28, 2016, between Johnson Controls International plc and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated herein by reference to Exhibit 4.1 to Johnson Controls International plc’s Current Report on Form 8-K filed with the SEC on December 28, 2016).

4.2	Ninth Supplemental Indenture, dated as of September 14, 2022, among Johnson Controls International plc, Tyco Fire & Security Finance S.C.A. and U.S. Bank Trust Company, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Johnson Controls International plc’s Current Report on Form 8-K filed with the SEC on September 14, 2022).

4.3	Twelfth Supplemental Indenture, dated as of December 10, 2024, among Johnson Controls International plc, Tyco Fire & Security Finance S.C.A. and U.S. Bank Trust Company, National Association, as trustee.

4.4	Form of the Notes (included in Exhibit 4.3).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Arthur Cox LLP.

5.3	Opinion of Allen Overy Shearman Sterling SCS, Société en Commandite Simple.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.2	Consent of Arthur Cox LLP (included in Exhibit 5.2).

23.3	Consent of Allen Overy Shearman Sterling SCS, Société en Commandite Simple (included in Exhibit 5.3).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: December 10, 2024	By:	/s/ Richard J. Dancy
	Name:	Richard J. Dancy
	Title:	Vice President and Corporate Secretary